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EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              TB WOOD'S CORPORATION

         1. Name. The name of the Corporation is TB Wood's Corporation.

         2. Registered Office and Agent. The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

         3. Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

         4. Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is 45,000,000 shares, divided into two (2) classes consisting of 5,000,000 shares of Preferred Stock, par value of $.01 per share ("Preferred Stock"), and 40,000,000 shares of Common Stock, par value $.01 per share ("Common Stock").

         The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class.

            a.  PREFERRED STOCK

                (1) Issue in Series. Preferred Stock may be issued from time to time in one or more series, each such series to have the terms stated herein and in the resolution of the Board of Directors of the Corporation providing for its issue. All shares of any one series of Preferred Stock will be identical, but shares of different series of Preferred Stock need not be identical or rank equally except insofar as provided by law or herein.

                (2) Creation of Series. The Board of Directors will have
            authority by resolution to cause to be created one or more series of Preferred Stock, and to determine and fix with respect to each series prior to the issuance of any shares of the series to which such resolution relates:

                    (a) the distinctive designation of the series and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

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                    (b) the dividend rate and the times of payment of dividends on the shares of the series, whether dividends will be cumulative, and if so, from what date or dates;

                    (c) the price or prices at which, and the terms and
                conditions on which, the shares of the series may be redeemed at the option of the Corporation;

                    (d) whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

                    (e) whether or not the shares of the series will be
                convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                    (f) the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                    (g) whether or not the shares of the series will have
                priority over or be on a parity with or be junior to the shares of any other series or class in any respect or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or being on a parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or assets, or restricting the shares of any such junior series or class, and the terms of any such restriction;

                    (h) whether the series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

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                    (i) any other preferences, qualifications, privileges,
                options and other relative or special rights and limitations of that series.

                (3) Dividends. Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board of Directors for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

                (4) Preference on Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order of priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein.

                (5) Registration. The Corporation, at the option of the Board of
            Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

                (6) Voting Rights. Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meeting of stockholders.

            b. COMMON STOCK

                (1) Dividends. Holders of Common Stock will be entitled to receive such dividends as may be declared by the Board of Directors.

                                      -3-
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                (2) Voting Rights. The holders of Common Stock shall have the general right to vote for all purposes, including the election of Directors, as provided by law. Each holder of Common Stock shall be entitled to one vote for each share thereof held.

         5. Incorporator. The name and mailing address of the incorporator is Ellen Weiner, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103-2793.

         6. Bylaws. The Board may make, amend, and repeal the Bylaws of the Corporation. Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws of the Corporation. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Bylaws 1, 3, 8, 10, 11, 12, 13, 34, and 40 may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock is required to amend or repeal, or to adopt any provision inconsistent with, this Article 6.

         7. Meetings. Subject to the rights of the holders of any series of Preferred Stock:

            (a) any action required or permitted to be taken by the stockholders of the Corporation must be affected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders, and

            (b) special meetings of stockholders of the Corporation may be called only by (i) the Chairman of the Board (the "Chairman") or a vice Chairman of the Board (the "Vice Chairman"), (ii) the Secretary of the Corporation (the "Secretary") within 10 calendar days after receipt of the written request of a majority of the total number of Directors then in office (the "Whole Board"), and (iii) as provided in Bylaw 3.

at any annual meeting or special meeting of stockholders of the Corporation, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Corporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the outstanding shares of Common Stock is required to amend or repeal, or to adopt any provision inconsistent with, this Article 7.

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         8. Directors.

            (a) Number, Election and Terms of Directors. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors, the number of the Directors of the Corporation will not be less than three nor more than nine and will be fixed from time to time in the manner described in the Bylaws of the Corporation. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III, all as determined by action of the full Board. At any meeting of stockholders at which Directors are to be elected, commencing with the 1996 meeting of the stockholders, the number of Directors elected may not exceed the greatest number of Directors then in office in either class of Directors not standing for election at such meeting. The Directors first appointed to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 1996; the Directors first appointed to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 1997; and the Directors first appointed to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 1998, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose terms expire at that meeting will be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors, Directors may be elected by the stockholders only at an annual meeting of stockholders. Election of Directors of the Corporation need not be by written ballot unless requested by the Chairman or by the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected.

            (b) Nomination of Director Candidates. Advance notice of stockholder nominations for the election of Directors must be given in the manner provided in the Bylaws of the Corporation.

            (c) Newly Created Directorships and Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors, newly created Directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, by a sole remaining Director, or, if there is no remaining Director, by the stockholders. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new Directorship was created or the vacancy occurred and until such Director's successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

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            (d) Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock in respect of the election of additional Directors, any Director may be removed from office (a) by the Board as provided in the Bylaws and (b) by the stockholders only for cause and only in the manner provided in this paragraph (d). At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock may remove such Director or Directors for cause.

            (e) Amendment, Repeal, Etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the outstanding shares of Common Stock is required to amend or repeal, or to adopt any provision inconsistent with, this
         Article 8.

         9. Certain Business Combinations. The Corporation may not engage in any sale, lease or exchange of all or substantially all of its property and assets requiring the approval of the Corporation's stockholders under Section 271 of the General Corporation Law of Delaware or any successor provision, or merge or consolidate with, any person, entity or "group" (as defined in Rule 13d-5 of the Securities Exchange Act of 1934, as amended) without the affirmative vote of 66 3/4% of the votes cast by all stockholders entitled to vote thereon. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the outstanding shares of Common Stock is required to amend or repeal, or to adopt any provision inconsistent with this Article 9.

         10. Right to Amend. The Corporation reserves the right to amend any provision contained in this Certificate as the same may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder are subject to such reservation.

         11. Limitation on Liability. The Directors of the Corporation shall be entitled to the benefits of all limitations on the liability of Directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. Any repeal or modification of this Article 11 shall be prospective only, and shall not affect, to the detriment of any Director, any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification.

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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE

                                    ********

TB Wood's Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

         That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

         That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

         That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

         IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by the authorized officer, this 23rd day of July, 2001.


                                  TB Wood's Corporation


                                  /s/ Thomas F. Tatarczuch
                                  -----------------------------------------
                                  Vice President Finance & Secretary (Title)

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                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              TB WOOD'S CORPORATION

                  TB Wood's Corporation, a corporation incorporated on August 15, 1995 and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

                  FIRST: That by a meeting of the Board of Directors on October 23, 2001, a resolution was duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said Amendment to be advisable and calling for consideration of said proposed Amendment by the stockholders of the Corporation. The resolution setting forth the Amendment is as follows:

                           RESOLVED that it is hereby proposed that the first paragraph in Article 4 of the Restated Certificate of Incorporation of the Corporation be amended so that the same as amended would read as follows:

                                    4. Authorized Capital. The aggregate number of shares of stock which the corporation shall have authority to issue is 10,000,100 shares, divide into two (2) classes consisting of 100 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), and 10,000,000 shares of Common Stock, par value $.01 per share ("Common Stock").

                  SECOND: That thereafter, pursuant to the resolution of the Board of Directors, the proposed Amendment was approved by the stockholders of the Corporation at the 2002 annual meeting of stockholders.

                  THIRD: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Michael L. Hurt, its President, this 16th day of May, 2002.


                                        TB WOOD'S CORPORATION



                                        By:   /s/ Michael L. Hurt
                                              ---------------------
                                              Michael L. Hurt
                                              President